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                                                                    EXHIBIT 99.1

                                 ZYNAXIS, INC.

     The undersigned hereby constitutes and appoints Martyn D. Greenacre and Michael A. Christie, or either of them, as proxies, each with full power of substitution, to vote the number of shares of capital stock of Zynaxis, Inc. ("Zynaxis") which the undersigned would be entitled to vote if personally present at the Special Meeting of Zynaxis Shareholders to be held at 371 Phoenixville Pike, Malvern, Pennsylvania 19355, at ___ _.M., local time, on March __, 1997, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated February __, 1997, the receipt of which is acknowledged in the manner specified below.

     1. CHARTER AMENDMENT. To consider and vote upon the approval of an amendment to the Amended and Restated Articles of Incorporation of Zynaxis to make Subchapter 25E of the Pennsylvania Business Corporation Law of 1988, as amended ("PBCL"), inapplicable to Zynaxis (the "Charter Amendment").
A copy of the Charter Amendment is more fully described in Appendix C to the accompanying Proxy Statement/Prospectus and is hereby incorporated by reference herein.

     FOR / /     AGAINST / /      ABSTAIN / /

     2. MERGER. To consider and vote upon a proposal to approve an Agreement and Plan of Merger and Contribution (the "Agreement"), dated as of December 6, 1996, by and among Zynaxis, CytRx Corporation ("CytRx"), Vaxcel, Inc., ("Vaxcel") a Delaware corporation and a wholly owned subsidiary of CytRx, and Vaxcel Merger Subsidiary, Inc. ("Vaxcel Merger Sub"), a Georgia corporation and a newly-formed, wholly-owned subsidiary of Vaxcel, which provides for the merger (the "Merger") of Zynaxis with Vaxcel Merger Sub, with the effect that Zynaxis will be the surviving corporation resulting from the Merger, and will continue to conduct its business and operations as a wholly-owned subsidiary of Vaxcel. A copy of the Agreement is set forth in Appendix A to the accompanying Proxy Statement/Prospectus.

     FOR / /      AGAINST / /      ABSTAIN / /

     3. ASSET SALES. To consider and vote upon a proposal to approve the sale of substantially all of the assets of Zynaxis ("Asset Sales") as contemplated by the Liquidation Agreement, pursuant to which CytRx will serve as Zynaxis' agent and assist Zynaxis in conducting the Asset Sales prior to the Merger.
A copy of the Liquidation Agreement is set forth in Appendix B to the accompanying Proxy Statement/Prospectus.

     FOR / /      AGAINST / /      ABSTAIN / /

     4. In their discretion the Proxies are authorized to vote upon such other business or may properly come before the Special Meeting.

     FOR / /      AGAINST / /      ABSTAIN / /

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 ABOVE.


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Please sign exactly as name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                     DATED: ____________________, 1997

                                     ___________________________________________
                                     Signature

                                     ___________________________________________
                                     Signature if held jointly

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                                 ZYNAXIS, INC.,
                   AND MAY BE REVOKED PRIOR TO ITS EXERCISE.